As filed with the Commission on December 20, 2004            File No. 333-103647


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                        Pre-Effective Amendment No. 8 to


                                    Form SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ATM FINANCIAL CORP.
                 (Name of small business issuer in its charter)

       Nevada                 3669                98-0393197
      (State of         (Primary Standard      (I.R.S. Employer
    Jurisdiction)          Industrial         Identification No.)
                       Classification Code
                             Number)

                            3400 - 666 Burrard Street
                             Vancouver, BC  V6C 2X8
                                  604-786-7476
          (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada  89706
                                  775-883-8484
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================

Name of Securities     Number of Securities    Offering     Aggregate     Fee(1)
Being Registered       Being Registered        Price Per    Offering
                                               Share (1)    Price

Common Stock           2,000,000               $0.10        $200,000      $20
Total                  2,000,000                            $200,000      $20

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act.
(2)  Fee already paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS                                                 Subject to Completion

                                                              December ___, 2004

                               ATM Financial Corp.

                                  Common Stock

     This prospectus relates to the sale of up to 2,000,000 shares of Common Stock that may be sold by us at $0.10 per share. The Common Stock will be sold through our officers or directors to investors outside the United States. There is no minimum number of shares to be sold in order for us to accept funds. No escrow account will be used. No assurance can be given as to the number of shares that we will sell or that we will be able to sell any shares.

     This is our initial public offering. No public market currently exists for our shares although we intend to apply for quotation on the Over-the-Counter Bulletin Board in the future. The offering price for our Common Stock was arbitrarily determined and may not reflect the market price of our shares after the offering.


     This offering will expire 90 days from the effective date and may be extended for an additional 90 days to a date not to exceed December 31, 2005 (Expiration Date). We may terminate this offering prior to the Expiration Date.


     ATM Financial Corp., is not a bank or savings institution or an affiliate of any bank or savings institution. Any investment in ATM Financial Corp., including the purchase of its Common Stock, is not a deposit or other obligation of, or guaranteed by, any financial institution or ATM Financial Corp., nor is it insured by the FDIC or other applicable deposit insurance.

     INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS," PAGE 5. THE COMMON STOCK OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

     These securities have not been approved by the Securities and Exchange Commission nor any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                      Price to Public  Underwriting     Proceeds to the
                                       Discounts and    Company (1)
                                       Commissions

Per Share...........  $0.10            $0               $0.10
Maximum 2,000,000
shares..............  $200,000         $0               $200,000

(1) Proceeds to ATM Financial Corp. are shown before deducting offering expenses payable by us estimated at $20,000, including legal and accounting fees and printing costs.


                  The date of this Prospectus is December ___, 2004.

                                TABLE OF CONTENTS

                                                                PAGE


Prospectus Summary............................................     3
Risk Factors..................................................     5
Forward-Looking Statements....................................     8
Use of Proceeds...............................................     8
Determination of Offering Price...............................     9
Dilution......................................................     9
Market for Common Equity and Related Stockholder Matters......    10
Description of Business.......................................    10
Description of Property.......................................    15
Legal Proceedings.............................................    15
Management's Discussion and Analysis and Plan of Operation....    16
Directors, Executive Officers, Promoters and Control Persons..    20
Executive Compensation........................................    21
Certain Relationships and Related Transactions................    21
Security Ownership of Certain Beneficial Owners and Management    22
Plan of Distribution..........................................    22
Description of the Securities.................................    23
Disclosure of Commission Position on Indemnification
For Securities Act Liabilities................................    23
Legal Matters.................................................    24
Experts.......................................................    24
Available Information.........................................    24
Index to Financial Statements.................................   F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety and particularly the information set forth in "RISK FACTORS" on page 5.

     We were incorporated on December 18, 2002, under the laws of the State of Nevada. We are a development stage enterprise with our principal office located at 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8, (604) 786-7476.

     We are in the business of providing access to the Canadian Interac shared cash dispensing network for those operators of automated teller machines, also known as ATMs, who are not affiliated with any financial institution. We also intend to own and operate ATMs that are placed in high traffic publicly and privately held locations. We will generate revenue through the collection of fees payable by the consumer for each shared cash dispensing transaction.

     In addition to earning revenue through transaction fees, we intend to provide location services, where we assist existing or prospective operators with the placement of their ATMs in profitable locations. We also plan to develop a range of ATM related premium services that will offer our customers increased support, while enhancing our competitiveness and profitability. These services include hardware sales, extended service plans, transaction records, signage, terminal monitoring and web-based monitoring. Upon successful completion of this offering, we anticipate offering these ancillary services to our customers within the next 12 months of operations.

     We expect that most of our income for the next 12 months of operations will be derived from transaction fees charged to users of ATMs operated by our customers or us. We plan to augment this income with transaction fees from ATM operation, fees for location services, and fees for ancillary services as they become available.

     Our existing operations are presently being financed entirely through private placements and loans from our officers and directors; there can be no assurance that this financing will continue. We have not earned any revenue since our inception, and we do not have any assets. We will not be able to implement our business plan or earn significant revenue without additional financing during the next 12 months. This stock offering is a critical aspect of our business plan and it is intended to provide the funds necessary to develop our customer base and to establish operations. To the extent that we are able to sell the shares offered hereby, it will allow us to maintain operations and develop our business.

     We will be relying almost exclusively on our operating web-site for the promotion and marketing of our services until we are able to hire full-time sales agents and pay for marketing expenses. If we do not raise at least $100,000 in this offering we will not be able to hire any full-time sales agents, and this will likely result in much slower growth of our business.

     On January 31, 2003, we secured a contract for our services with a customer who operates 18 ATMs in Vancouver. We will be the sole provider of shared cash dispensing services for all of this customer's ATMs over the next five years.
We will effectively earn transaction fees only on those ATMs the customer puts into operation after January 31, 2003. No ATM's have been put into operation by the customer since we executed the contract on January 31, 2003; we have not yet earned any revenue from the contract.

     On August 24, 2004, we entered into a non-exclusive distribution agreement with Tidel Engineering, L.P., an ATM manufacturer. Under the terms of the agreement, we are an authorized distributor of Tidel's ATM Models 3100 and 3400 in British Columbia. The agreement is for an initial term of one year, with automatic one year renewals. We have not yet purchased or sold any ATM's.

The Offering

Securities Offered:                    Up to 2,000,000 shares of Common
                                       Stock, par value $0.0001

Offering price:                        $0.10 per share

Offering period:                       The shares are being offered for a period
                                       of 90 days from the date of this
                                       Prospectus, unless we extend the offer,
                                       in our sole discretion, for an additional
                                       90 days (for a total of 180 days from the
                                       date of this Prospectus).

Net proceeds to us:                    Approximately $180,000, after expenses of
                                       approximately $20,000 assuming sale of
                                       all 2,000,000 shares being offered

Use of proceeds:                       We will use the proceeds to pay for
                                       offering expenses, debt repayment,
                                       payroll, ATMs, equipment, marketing
                                       expenses and working capital.

Number of shares outstanding           4,000,000
before the offering:

Maximum Number of shares outstanding   6,000,000 assuming sale of all
after the offering:                    2,000,000 shares being offered.

Summary of Selected Financial Data


We are a development stage company. From the date of our inception on December 18, 2002, to September 30, 2004, we have not generated any revenue or earnings from operations. As of December 31, 2003 and September 30, 2004, our financial data is as follows:

                                     As at or for the     As at or for the
                                     period from          nine months ended
                                     inception to         September 30, 2004
                                     December 31,2003
Operations Data

Revenue                              $0                   $0
Net Loss:                            $46,206              $11,409

Balance Sheet Data
Total Assets:                        $13                  $60
Total Liabilities:                   $45,819              $57,275
Shareholder Deficiency:              $(45,806)            $(57,215)
Negative Net Tangible Book Value:    $(45,806)            $(57,215)
Negative Net Tangible Book
Value Per Share:                     $(0.01)              $(0.01)

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE BUYING OUR COMMON STOCK IN THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE NO OPERATING HISTORY, SO IT WILL BE DIFFICULT FOR POTENTIAL INVESTORS TO JUDGE OUR PROSPECTS FOR SUCCESS.

We are a start-up company that was incorporated on December 18, 2002, and began to offer shared cash dispensing and related services to independent operators of ATMs on May 1, 2003. Accordingly, we have very little operating history upon which a potential investor can evaluate our business and prospects for profitable operations. We cannot be certain that our business will be successful or that we will generate significant revenue. To date, we have only obtained one client for our shared cash dispensing and related services. We hope to obtain additional clients, though we have not yet been able to do so.

IN THEIR REPORT TO OUR FINANCIAL STATEMENTS, OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN". INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE TO CONTINUE OPERATIONS.

     Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, we have funded operations through common stock issuances and related party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of our products and services under development. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors my lose all of their investment.

CONTINUING WEAKNESS OF THE BRITISH COLUMBIA ECONOMY MAY HARM OUR ABILITY TO EARN SIGNIFICANT REVENUE.

Our business operations are located in the Greater Vancouver Region of British Columbia, Canada. In 2003, the British Columbia economy experienced sub-par growth of 1.2%, largely due to weak export markets, a strong Canadian dollar and a 22% decline in tourism spending resulting from devastating fires in the south-east of the province, the impacts of the SARS outbreaks in Asia and Toronto, and concerns about global insecurity (Source: Bank of Montreal Financial Group).
The tourism sector of the British Columbia contributes 4% of the province's GDP and employs 7% of the population (source: BC Ministry of Management Services).

The current weakness of the British Columbia economy could have a significantly negative effect upon our ability to earn revenue by discouraging growth of independent ATM operators. Cashbanx, currently our only customer, has placed its ATMs in service establishments and high volume retail shopping locations that are particularly vulnerable to changes in consumer discretionary spending. Under the terms of the contract we entered into with Cashbanx we will only earn revenue from ATMs put into operation by Cashbanx after January 17, 2003. If Cashbanx do not put any more ATMs into operation, then we will not earn any revenue from the contract. There is no obligation on Cashbanx to put additional ATMs into operation and we cannot give any assurance that Cashbanx will ever do so. The weakness of the British Columbia economy could discourage Cashbanx and other independent ATM operators from putting additional ATMs into operation, while also discouraging prospective new ATM operators from commencing operations. If Cashbanx does not put additional ATMs into operation, or if we are unable to attract business from new customers, then we may not generate significant revenue.

WE LICENSE OUR SERVICES FROM THIRD PARTIES. ANY LOSS OR DETERIORATION OF THOSE SERVICES MAY SUBSTANTIALLY HARM OUR ABILITY TO EARN REVENUE.


     We obtain our financial transaction processing services from third parties. Presently, we license our shared cash dispensing services from TNS-Smart Network

Inc. and e-Smart Direct Services. These licenses will expire on October 24, 2005. We cannot provide assurances that we will be able to renew these licenses, or that such third-party services will continue to be available to us on commercially reasonable terms or at all. Furthermore, we could face limitations on our ability to serve our customers because we do not control decisions regarding the availability of services at any particular time or the quality of services. The loss or change of any of these services could substantially harm our business, financial condition and operating results.


WE ARE DEPENDENT ON KEY PERSONNEL. IF WE LOSE THE SERVICES OF KEY PERSONNEL, IT MAY SUBSTANTIALLY HARM OUR ABILITY TO OPERATE AND EARN REVENUE.

     The success of our business will depend on the continued services of our President, Mr. Davis. We do not carry a "key person" life insurance policy on Mr. Davis. We have not entered into any agreement with Mr. Davis that would prevent him from leaving us, nor have we obtained any key man life insurance.
If we lose his services, we may not be able to hire and retain another President with comparable experience or contacts. As a result, the loss of Mr. Davis' services could substantially harm our ability to operate and earn revenue.

     We currently have no employees. We rely heavily upon our officers to meet our needs. Mr. Davis, our President and Chief Financial Officer, and Ms. Vynnyk, our Secretary, maintain outside employment, which limits the time they may devote to our matters. We expect that Mr. Davis and Ms. Vynnyk will each devote 25 hours per week towards our business. Mr. Davis will be primarily responsible for all of our business matters while Ms. Vynnyk will be responsible for assisting Mr. Davis and administrative matters.

OUR OFFICERS AND DIRECTORS ARE NOT LOCATED IN THE UNITED STATES. IF INVESTORS WISH TO EFFECT LEGAL SERVICE AGAINST OUR OFFICERS OR DIRECTORS, THEY WILL HAVE DIFFICULTY DOING SO.

     We are incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on behalf of ATM Financial Corp. the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. Our directors and officers are residents of Canada and neither of them has an agent for service in the United States. Therefore, it may be difficult for a resident of a country other than Canada to serve Mr. Davis and Ms. Vynnyk with legal process or a demand or notice.

THERE IS NO MINIMUM AMOUNT OF FUNDS WHICH MUST BE RAISED IN ORDER FOR US TO HAVE ACCESS TO OFFERING PROCEEDS. WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN IF WE SELL AN INSIGNIFICANT NUMBER OF SHARES IN THIS OFFERING, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUES AND INVESTORS IN THIS OFFERING COULD LOSE ALL THEIR INVESTMENT FUNDS.

     We are a development stage company. We depend on the proceeds of this offering in order to develop and expand our business because our revenue is insufficient to do so. If we do not raise sufficient funds in this offering to develop and expand our business, we may conduct additional public or private offerings of our stock or make other funding arrangements such as loans or enter into strategic partnerships. We have not identified any specific alternative sources of funding other than this offering. We will have immediate access to funds raised in this offering. There is no guarantee that we will be able to sell all, or any, of the offered shares. If we sell only an insignificant number of the offered shares, we may not be able to develop or expand our business that will harm our ability to earn revenue. Specifically, we may not realize sufficient proceeds from this offering to repay our debt, or to provide adequate cash flow for sales personnel, planned marketing expenses and working capital. Our inability to raise sufficient funds in this offering may significantly hinder our ability to conduct operations and generate revenue. If we are able to sell only an insignificant number of shares in this offering, investors may lose their entire cash investment because we will not return investors' funds even if we do not raise enough to fully implement our business plan. Therefore, an investor should not invest in our business unless they are in a position to lose their entire investment.

INVESTORS IN THIS OFFERING MAY SUFFER SUBSTANTIAL CONSEQUENCES SUCH AS DILUTION OR A LOSS OF SENIORITY IN PREFERENCES AND PRIVILEGES AS A RESULT OF A SUBSEQUENT FINANCING.

     If we need to raise additional capital to implement or continue operations, we would likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering.

Furthermore, any new securities could have rights, preferences, and privileges senior to those of our Common Stock.

OUR OFFICERS, DIRECTORS AND PRINCIPAL SECURITY HOLDERS OWN A CONTROLLING PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, WHICH ALLOWS THEM TO MAKE KEY DECISIONS OR EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

     Because our officers and directors own a controlling percentage of our outstanding shares of common stock, they may make decisions or effect transactions without further shareholder approval. Those decisions may include corporate actions such as a merger or other transaction that might result in the dilution of shareholders' interest.

OTHER COMPANIES MAY HAVE SUPERIOR RIGHTS TO OUR CORPORATE NAME, AND WE MAY LOSE THE NAME "ATM FINANCIAL".

     Although we own the rights to the domain name atmfinancialcorp.com, we are aware of another company that may have superior trademark rights to the name "ATM Financial". We are not presently negotiating with this company and have no plans to do so in the foreseeable future.

     While we have not found any federally registered trademark for the term "ATM Financial" in the United States or Canada, other companies may be successful in claiming to have trademark rights greater than ours. If such a claim is successful, we could be required to change our name and choose a new domain name from which to host our Internet operations. If we are required to change our name and domain name, it may result in consumer confusion, a loss of brand identity, and a loss of revenue.

                           FORWARD-LOOKING STATEMENTS

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

                                 USE OF PROCEEDS

Certain of our officers and directors will be offering the Common Stock. There is no assurance that we will raise any proceeds, or if any proceeds are raised, that it will be sufficient enough to implement our business plan. The following table sets forth management's current estimate of the allocation of net proceeds anticipated to be received from this offering assuming 2,000,000 shares, 1,500,000 shares, 1,000,000 shares and 500,000 shares are sold. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                            2,000,000  1,500,000  1,000,000   500,000
                            Shares     Shares     Shares      Shares
                            Sold       Sold       Sold        Sold
                            ---------  ---------  ---------   ---------
Gross Proceeds              $200,000   $150,000   $ 100,000   $  50,000
Less Offering Expenses      $ 20,000   $ 20,000   $  20,000   $  20,000
Net Proceeds                $180,000   $130,000   $  80,000   $  30,000

Use of Proceeds
Debt Repayment              $ 10,885   $ 10,855   $  10,855   $  10,855
Automated Teller Machines   $ 36,000   $ 36,000   $       0   $       0
Equipment                   $ 10,000   $  8,000   $   6,000   $   4,000
Marketing Expense           $ 30,000   $ 20,000   $  10,000   $       0
Payroll                     $ 72,000   $ 36,000   $  36,000   $       0
Office Expense & Supplies   $ 18,000   $ 16,000   $  14,000   $  12,000
General Expenses            $  3,115   $  3,145   $   3,145   $   3,145

Total Use of Proceeds       $180,000   $130,000   $  80,000   $  30,000

     The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

     Debt repayment refers to repayment of a loan to ATM Financial Corp. by Viktoria Vynnyk, one of our officers and directors, in the amount of $10,885. The sum of $885 was advanced by Ms. Vynnyk on December 20, 2002, and was evidenced by an $885 promissory note for the repayment of the principal loan amount, plus interest at a rate of 3% per year. The note was due and payable on December 30, 2005, but could be prepaid without penalty.

     Ms. Vynnyk and the Company subsequently agreed that Ms. Vynnyk would advance an additional sum of $10,000 to the Company on the same terms as the $885 promissory note. It was further agreed that upon the Company receiving $10,000 from Ms. Vynnyk the Company would cancel the $885 promissory note and replace it with a $10,885 promissory note dated December 30, 2002, for the repayment of the principal loan amount, plus interest at a rate of 3% per year. The $10,885 promissory note is due and payable on December 30, 2005, but may be prepaid without penalty.

     Upon the Company receiving $10,000 on January 9, 2003, the Company canceled the $885 promissory note and replaced it with the $10,885 promissory note.

     The principal loan amount evidenced by the $10,885 promissory note was used by us to pay incorporation fees of $885, and consulting fees to Fidelity Services Ltd. in the amount of $10,000. Fidelity provides business services to assist us in developing, implementing, and operating our business.

     Equipment includes computers, telecommunications and furniture. Working capital includes payroll, office expenses and supplies and other general expenses. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from third parties.

     Marketing includes the development of our web-site
(www.atmfinancialcorp.com), advertising, promotional campaigns, and promotional events related to shared cash dispensing, such as trade shows.

                         DETERMINATION OF OFFERING PRICE

     As no underwriter has been retained to offer our Common Stock, the offering price of our Common Stock was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $0.10 per share. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our Common Stock.

                                    DILUTION


     At September 30, 2004, we had a negative book value of $(57,215) or $(0.01) per share. Negative book value per share is determined by dividing our total shareholders' deficit at September 30, 2004, by the number of shares of Common Stock outstanding. Without taking into account any changes in negative book value after September 30, 2004, other than to give effect to the sale of the 2,000,000 shares of Common Stock offered hereby, and after deducting estimated offering expenses, the pro forma book value at September 30, 2004, would have been approximately $122,785 or $0.03 per share. This amount represents an immediate dilution to new investors of $0.07 per share. The following table illustrates this dilution per share:


Assumed  public offering price per share............                  $0.10
 Negative Book value per share at September 30, 2004    $(0.01)
 Increase per share attributable to new investors...     $0.04
Book value per share after offering.................                  $0.03
                                                                      -----
Book value dilution per share to new investors......                  $0.07
                                                                      =====

     Assuming the sale of 1,500,000, 1,000,000, and 500,000 shares of Common Stock, the pro forma book value at September 30, 2004, would have been approximately $72,785 or $0.02 per share, $22,785 or $0.01 per share, and $(27,215) or ($0.01) per share, representing a book value dilution per share to new investors of $0.08, $0.09 and $0.11 per share respectively.

     The following table sets forth, as of September 30, 2004, the number and percentage of shares of Common Stock held by the existing shareholders and by the investors purchasing shares of Common Stock in this offering assuming 2,000,000 shares of Common Stock are sold.

                                 Shares Purchased
                                Number      Percent
                               ----------  ----------
Existing shareholders          4,000,000      66.67%
New investors                  2,000,000      33.33%
  Total                        6,000,000     100.00%

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At present, our Common Stock is not traded publicly. After the close of the offering, we intend to apply to the OTC Bulletin Board to seek quotation of our Common Stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is not likely that a lending institution would accept our Common Stock as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer up to a total of 2,000,000 shares of Common Stock on a best efforts, no minimum basis. To date, we have no outstanding options, warrants convertible securities. We have no agreements to register shares of Common Stock held by existing security holders for resale. Prior to this offering, we have two shareholders that own in the aggregate of 4,000,000 shares of restricted Common Stock.

     Our transfer agent and registrar is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas, 75001, Telephone (972) 788-4193.

                             DESCRIPTION OF BUSINESS

ATM Financial Corp.

     We are in the business of providing shared cash dispensing and related services to independent operators of automated teller machines, also known as "ATMs", throughout Canada.

     We were incorporated on December 18, 2002, under the laws of the State of Nevada. Our principal office is located at 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8, (604) 786-7476. Our web-site is active and located at www.atmfinancialcorp.com. Information set forth on our web-site does not constitute part of this prospectus.

     Currently, we have no employees other than our officers. Our business is presently being operated solely by our officers. We anticipate the need to hire up to two full-time sales agents within the next 12 months of operations.

The Canadian ATM Industry

     Bank machines were first introduced in Canada in 1972, but they did not become widespread until 1980 when financial institutions began to provide electronic financial services to their customers. In 1986, the Interac Association was formed to provide a link between the private networks of individual financial institutions. In 1998, the Canadian government mandated that membership in the Interac Association would be open to any Canadian commercial enterprise, that there would be no membership fees or dues, and that all fees for use of automated teller machines would be collected on a user or transaction basis payable by all members. As a consequence, the Interac Association's membership has expanded beyond deposit-taking financial institutions to include a range of other companies. The Interac Association currently has 89 members.

     Shared cash dispensing was the first service offered by Interac Association members in 1986. Shared cash dispensing allows customers to obtain cash or a cash advance using their banking, credit or charge card from any ATM that is not owned by their financial institution, and that displays the Interac logo.
Access to cash or a cash advance from the ATM is available 24 hours a day, seven days a week almost anywhere in Canada. Canadians made over 375 million shared cash dispensing transactions in 2001 (source: Interac Association).

     The Interact Association has two types of members: Direct Connectors and Indirect Connectors. Direct Connectors are members who connect directly to the shared cash dispensing network through the Inter-Member Network. Under the Interac Association's decentralized network structure, each Direct Connector must maintain physical links with every other Direct Connector, and it is these links that create the Inter-Member Network. Indirect Connectors access the Inter-Member Network by connecting through a Direct Connector. Both Direct and Indirect Connectors can provide access to the shared cash dispensing network.

     When a cardholder initiates a shared cash dispensing transaction at an ATM, the information from that transaction is communicated to and from the cardholder's financial institution using the Inter-Member Network. Unlike other networks that operate around a central hub, the Inter-Member Network is a completely decentralized national network of nodes formed by the Direct Connectors. It is virtually impossible for the entire network to shut down at any given time, which provides added security and reliability (source: Interac Association).

     When shared cash dispensing transactions are carried out using the Inter-Member Network, a settlement obligation is created between the cardholder's financial institution and the operator of the ATM. The Interac Association's role is to facilitate the exchange of these messages between members. It plays no part in the actual transfer of funds.

     The Interac Association does not set or collect fees from consumers. The fees the Interac Association collects come from its members, and these fees are sufficient to cover annual operating costs only. Interac Association members will frequently charge their customers a transaction-based fee for accessing the Inter-Member network. These fees, referred to as Interchange Fees, are primarily regulated in Canada by the Interac Association. Interchange Fees of $1.00 per transaction are typically charged to the financial institution with which the consumer is transacting. Interac deducts its fees from the Interchange Fees, and the remainder is then shared by the Direct Connector and Indirect Connector that provided access to the shared cash dispensing services.

     ATM operators usually charge consumers an additional fee called a "surcharge", in addition to any applicable Interchange Fee levied by Interac. Surcharges are retained by the operator and are not generally paid to either the Direct Connector or the Indirect Connector. They typically range from between $0.75 and $2.25 per transaction, at the discretion of the operator. The Interac Association maintains strict rules to ensure that these surcharges are clearly displayed at the ATM. A consumer must always be informed of the amount of the surcharge before authorizing the transaction, and must have the option of canceling the transaction without cost, should he or she not wish to pay the additional fee.

Our Business

     All ATM operators in Canada require access to the Interac Association's shared cash dispensing network in order to allow their customers to have on-line, real-time access to their accounts for the purpose of obtaining cash.

     We are an Indirect Connector to the Interac Association's shared cash dispensing network. We will provide independent operators of ATMs in Canada, those operators who are not affiliated with any financial institution, with fee-based access to the shared cash dispensing network.

     We plan to provide independent operators with services that are ancillary
to ATM related transactions.   Our services will also include assisting
independent ATM operators that wish to locate their machines in profitable, high-traffic areas by finding locations and negotiating with property owners for the placement of ATMs.

     In addition to providing services, we intend to operate ATMs. We will place our machines in high-traffic public locations and in private spaces by arrangements with the owners, for the purpose of generating revenue from transaction fees. As an Indirect Connector, we can operate ATMs more profitably than independent operators, by retaining a portion of Interchange Fees and all surcharges.

     We have secured service contracts that enable us to access the Canadian shared cash dispensing network as an Indirect Connector through TNS-Smart Network Inc. and its affiliate, e-Smart Direct Services Inc. TNS-Smart Network Inc. and e-Smart Direct Services Inc. are each Direct Connectors to the Interac Association's Inter-Member Network, and as such they are authorized to acquire and transmit data for the purposes of facilitating shared cash dispensing services in Canada.

     TNS-Smart Network Inc. is Canada's largest privately owned transaction processor, specializing in providing reliable, secure and economical processing solutions to independent sales organizations like ATM Financial Corp. TNS-Smart Network Inc. currently processes millions of transactions per year from dial-up, TCP/IP and wireless ATMs, kiosks and point of sale devices; drives over 5,000 ATMs and point of sale devices nationwide; and provides processing services for a number of financial institutions throughout Canada.

     The service contracts provide that, on a non-exclusive basis, through its affiliate e-Smart Direct Services Inc., TNS-Smart Network Inc. will provide us with access to the Inter-Member Network as an Indirect Connector, and will provide us with connection data processing, settlement and other services, facilities, resources and tasks in connection with our shared cash dispensing
services.   The service contracts also provide that TNS-Smart Network Inc. will function on a non-exclusive basis as our service bureau. The service contracts will terminate on October 10, 2004. At that time, we may renew them, enter into agreements with other Direct Connectors, or apply to make our company a Direct Connector.

     Under the terms of the service contracts, we will be paid a portion of the Interchange Fee for each shared cash dispensing transaction initiated through an ATM that utilizes our services, according to the following schedule:

                         Interchange Fees Paid
Network                  to ATM Financial Corp.
                         per transaction
-----------------------  ---------------------
Interac                  $0.65 CDN
Circuit                  $0.45 CDN
Bank of Montreal         $0.60 CDN
Cirrus                   $0.45 USD
Cirrus International     $2.05 USD

     For those machines that we own and operate, we will keep all surcharges, in addition to our portion of the Interchange Fees. We do not presently own or operate any machines.

     Effective January 31, 2003, the Company entered into a written agreement with Cashbanx, a Vancouver based retailer of ATMs in western Canada. Founded in 1998, Cashbanx provides an ATM program, that includes hardware, access to transaction processing, ATM maintenance, customer service and ATM operation training. Cashbanx operates 18 ATMs in the greater Vancouver region.

     Under the terms of our written agreement with Cashbanx, we will provide access to the Inter-Member Network for shared cash dispensing transactions, transaction processing and ATM systems management for all ATMs operated by Cashbanx during the next five years. Cashbanx will retain all surcharge fees for its ATMs. For those 18 ATMs in operation on January 31, 2003, we have agreed to pay Cashbanx our portion of Interchange Fees arising from those ATMs. For each ATM put into operation by Cashbanx after January 31, 2003, we will retain our portion of the applicable Interchange Fees. Our contract with Cashbanx enables us to maintain nominal transaction levels and a good standing with TNS-Smart Network Inc., while simultaneously creating opportunities for growth through an established independent ATM operator and improving our service levels.

     On May 1, 2003, our web-site located at www.atmfinancialcorp.com became active. The web-site will be our primary sales and promotional tool until revenue allows us to promote through other means.

     On June 1, 2003, we retained the services of an independent contractor to act as our sales representative on a part-time basis. This sales representative will assist our President in promoting our services and developing our relationship with Cashbanx.

Ancillary Services

     Our competitors presently offer many premium services beyond access to the shared cash dispensing network and location services to their customers, and we therefore intend to develop similar services in order to be competitive. Subject to the successful completion of this offering, we intend to develop several services that are ancillary to the operation of ATMs and that we intend to offer at a premium to our customers within 12 months of operations. Please see Management's Discussion and Analysis and Plan of Operations (page 20) for a detailed discussion of the anticipated costs, financing and development schedules for these ancillary services.

Hardware Sales. As of August 24, 2004, we have been an authorized non-exclusive distributor of Tidel Engineering L.P., an ATM manufacturer. Specifically, we are authorized to sell and distribute Tidel's ATM Models 3100 and 3400 in British Columbia. By offering our customers hardware options, we believe that we will create a new source of revenue by packaging our services with hardware sales. We anticipate that, by marketing our services in conjunction with the sale of ATM equipment, we will be able to attract more customers to our complete package of products and services. We have not yet purchased or sold any ATM's.

Extended Service Plans. We plan to develop extended service plans for independent operators of ATMs, including "hot-swap" replacement/rental parts while the original parts are being repaired. This will enable the operators to maintain their ATMs in operational condition during the period of repair. We intend to begin developing the extended service plan once we have completed development of our archive and monitoring services, and then we anticipate that it will take 120 days to complete.

Transaction Records Archive Service. Transaction disputes have become a major concern of the ATM industry. With the implementation of punitive fines for transaction disputes, recording each transaction has become a top priority. We plan to offer a service by which we can archive the transaction journals from our customers' ATMs, so that when a dispute occurs, our customers have a record to present to the Interac Association. By implementing this service in conjunction with terminal monitoring and web-based monitoring, we expect to be able to offer our customers a comprehensive package of monitoring and record-keeping services.

Terminal Monitoring and Web-based Monitoring. We plan to develop terminal monitoring and web-based monitoring to protect against fraudulent transaction disputes. By installing additional software from e-Smart Direct Services we will be able to monitor terminals on a transaction-by-transaction basis. We will then be able to provide immediate transaction data to independent operators of ATMs via a web browser, enabling the settlement of many disputes immediately at the location where the transaction took place. By implementing this service in conjunction with the transaction record archive service, we expect to be able to offer our customers a comprehensive package of monitoring and record-keeping services.

Signage. We will offer a complete line of ATM signage including vinyl banners, backlit signs and decals. By improving the appearance and visibility of the ATM equipment, we expect to generate more transactions for the operator, and consequently more transaction fees for ourselves. We will offer this service at a premium to customers through a third party printing house.

The fees for extended service plans, transaction record-keeping services, terminal monitoring and web-based monitoring are usually paid on a subscription basis (monthly or annually), rather than on a per-transaction basis. The fees generally range between $25 and $100 per month, per machine, and vary according to the level and type of services used.

Advertising

     We have secured the URL domain, www.atmfinancialcorp.com as the address of our principal web-site. The web-site has been active since May 1, 2003. We have obtained preferential listings of our web-site on the most popular Internet
search engines and portals.   Until we have sufficient funds to employ full-time
sales agents, our web-site will be the primary means by which we promote and advertise our business.

     We may sell space on our web-site for advertising by third parties. If we are able to generate a sufficient number of visitors to our web-site, we anticipate that businesses related to the ATM industry such as manufacturers of ATMs, may find out web-site to be an attractive location for their advertisements. We do not anticipate significant revenue from advertising over the next 12 months of operations.

Business and Marketing Strategies

Market Opportunity

     We believe the dominant future trend in the ATM industry will be toward continued proliferation of independently operated ATMs in retail spaces, and that this will create a need for a high quality, value oriented service provider to the sector. Currently, merchants, retailers, and others who wish to operate an ATM must, in order to connect to the shared cash dispensing network, either obtain access from their equipment supplier (who is usually an Indirect Connector) or else become an Indirect Connector themselves. We plan to provide small, independent operators of ATMs with an alternative means by which they can access the shared cash dispensing network.

     Most independent operators of ATMs are limited to those additional services (such as signage, web-based monitoring, extended service plans, record management, reporting, and maintenance) that are available from the ATM distributor from whom they obtain their equipment. We intend to give independent ATM operators the choice of a suite of equipment and services, which will allow them to select only those services which they need. We believe that this approach will distinguish us from our competition.

     We anticipate that typical customers for our services will be merchants who are installing ATMs at their places of business, and entrepreneurs who wish to install ATMs in public locations. We intend to appeal to both existing ATM operators and those that are good prospects to become ATM operators.

Strategy

     We have identified the independent operators of ATMs in Canada (those not affiliated with any financial institution) as being our target market. Canada has led the world in ATM usage on a per capita basis for the past five years. There were approximately 35,000 machines in Canada in 2001 (source: the Interac Association), while the off-premise ATM sector has been growing at a rate of 8.9% per year since 1994 (source: IASC Annual Benchmark Tracking Survey, 2002). The Interac Association forecasts continued growth for the industry in the next few years.

     We will focus our initial sales efforts on providing access to the shared cash dispensing network, and also providing location services for those who require help placing their ATMs in profitable locations. We intend to rely initially on the Internet, advertising and referrals from the manufacturers and distributors of ATMs in order to attract new customers. If we are successful in selling 50% (1,000,000) of the shares offered hereby we intend to employ a full-time sales person within the next 12 months of operations at a cost of $36,000 each per year. If we are successful in selling 100% (2,000,000) of the shares, we intend to hire a total of two such full-time sales persons over the same period.

     We intend to purchase and put into operation our own ATMs as soon as our capital resources allow. If we are able to sell more than 50% (1,000,000) of the offered shares, we intend to begin to purchase and put into operation ATM's having an aggregate net cost to us of $36,000. The maximum number of ATMs will be purchased and put into operation if we are successful in selling 75% (1,500,000) of the offered shares. Further purchases of ATMs may be made from earned revenue, debt financing or additional offerings. If we are able to sell 75% of the offered shares, we anticipate that we will be earning both surcharge fees and Interchange Fees from 15 ATMs owned and operated by us within 12 months. If we do not sell 50% of the shares, then we intend to devote our resources to the development of our services and not to the purchase of ATMs.

     If we are not successful in raising additional capital, then our efforts to expand our business will be substantially hindered. Under such circumstances, we anticipate that over the course of the next 12 months of operations we will be earning Interchange Fees from no more than ten independently operated ATMs and that we will own no more than two ATMs. Our ability to develop ancillary services, will also be severely restricted.

     We intend to work closely with our customers and prospective customers to determine their requirements and to deliver services (such as hardware sales, extended service plans, signage, terminal and web-based monitoring) that will better meet their needs. We intend to continuously modify and adapt our existing services and products to meet new applications in existing and potential new markets.

     We intend to establish distribution channels for our services through manufacturers and distributors of ATMs. We will approach such manufacturers and distributors with a view to negotiating and executing agreements whereby they will promote and package our services with their ATMs in exchange for a percentage of our revenue from those ATMs. There is no certainty that we will be successful in obtaining such agreements, and if we are unsuccessful then our services will not be promoted by such manufacturers or distributors.

Marketing and Promotion

     We believe that broader recognition and a favorable consumer perception of our services will be essential to our future success. We plan to position our services as being good value, reliable, and comprehensive, which we believe to be a unique approach within the industry.

     Successful positioning of our brand will largely depend on the success of our advertising, marketing and promotion efforts and our ability to continue to provide high quality services.

     We intend to market our services through several methods aimed at key market segments. We believe that an Internet presence is essential to the marketing of our services. Our web-site, www.atmfinancialcorp.com, is active and is designed to attract customers to our services. ATM Financial Corp. has been registered on most popular search engines, including Google, Yahoo, AltaVista, Netscape, MSN, About.com, and AOL. In addition, we have submitted our site for inclusion in the Google "Adwords" program, which exchanges adverstising space on our site for a higher position on Google search results. Our internet service provider re-submits our web-site information periodically to the above search engines in order to keep our listing current.

     Until we have sufficient funds to employ full-time sales agents, our web-site will be the primary means by which we promote and advertise our business. Upon successful completion of this offering, we plan to employ two full time sales agents. We also intend to advertise our services in appropriate industry publications, including Internet directories, and through other print media, email, mail, fax and telephone campaigns. Furthermore, we plan to attend trade shows and events related to shared cash dispensing where we will place appropriate advertisements concerning our services and where we will have the opportunity for personal contact with potential customers and vendors.

     Initially, our marketing efforts that are not Internet based will be geographically focused within the Province of British Columbia, Canada. Prior to establishing our services in different cities, we plan to broaden our marketing efforts to encompass those markets into which we intend to expand.

Competition

     Many of our competitors offer similar services to that which we plan to provide, and have greater resources in terms of people, money and experience. Many of these companies have already established their market position and brand recognition. Some manufacturers and distributors of ATMs also offer similar service to that which we plan to provide. We believe that the principal means of competition in our industry are: (a) the ability to customize products and application software to meet customer needs and solve problems, (b) product functionality, price and ease of use, and (c) customer service and support.

     There can be no assurance that we will be able to maintain a market share in Canada, or that we will be able to compete successfully in other markets. If we cannot successfully compete, the future of our business and results of operations will be adversely affected in terms of little or no revenue or profitability. Our principal competitors in Canada are WestCoast Cash Inc., DirectCash (Teal Financial Corp.) and Frisco Bay Industries, Ltd.

     For those independent ATM operators who access the shared cash dispensing network through another Indirect Connector, our services may not be sufficiently competitive to provide an incentive for those operators to become our customers.

                             DESCRIPTION OF PROPERTY

     On April 1, 2003, we leased 200 square feet of office space in the financial district of downtown Vancouver from our President, Arthur Davis, at a
rate of $950 per month.   We believe that this space will be sufficient for our
purposes for the next 12 months of operations. Thereafter, we will take on larger office space as is needed and as our capital resources will allow.

                                LEGAL PROCEEDINGS

     To the best of our knowledge, neither ATM Financial Corp., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against ATM Financial Corp. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION


     We began operations on December 18, 2002. As of December 31, 2003 and September 30, 2004, we had a negative working capital of $45,806 and $57,621, respectively and had no assets. As of November 30, 2004, we had a cash balance of $47.50. Since inception on December 18, 2002, we have earned no revenue and incurred expenses of $57,615, as follows:

Purchase of service contracts from
Arthur Davis:                         $1,000
Interest Expenses:                      $750
Office and Sundry Expenses:           $1,973
Rental Arrears:                      $17,100
Professional Fees:                   $16,792
Consulting Fees:                     $20,000

     For the nine months ended September 30, 2004, no payments were made to insiders of the Company.


     Our existing operations are presently being financed entirely through private placements and loans from our officers and directors. There can be no assurance that this financing will continue. We are not presently earning sufficient revenue to maintain existing operations. We will not be able to implement our business plan or earn significant revenue without additional financing during the next 12 months.

     Since inception, our sales and marketing efforts have been made solely by our president, Arthur Davis. We have attempted to secure additional customers for our services and secure a non-exclusive distribution agreement with Tidel Engineering, L.P., an ATM manufacturer. We have not as yet been able to secure additional customers for our services.

     On August 24, 2004, we entered into a distribution agreement with Tidel Engineering, L.P., an ATM manufacturer. Under the terms of this agreement, we have the right to sell and distribute Tidel's ATM Models 3100 and 3400 as an authorized distributor of Tidel throughout British Columbia. The term of the agreement is one year, with automatic renewals of one year. Our agreement with Tidel Engineering L.P., is our only distribution agreement. It does not preclude us from distributing ATM's from other manufacturers, although we have no plans to do so in the next 12 months of operations. We will also sell Tidel ATM's to our customers at prices to be negotiated. We have not yet sold any ATM's.

     Since commencing operations, we have attempted to attract customers through word-of-mouth advertising and our web-site. We do not anticipate any increase in our sales and marketing activity until we have completed this offering or obtained alternative financing.

     This stock offering is a critical aspect of our business plan and it is intended to provide the funds necessary to develop our customer base and to establish operations. We anticipate requiring a minimum of $100,000 from this offering to implement our business plan during the next 12 months. With this capital, we will be able to hire a sales agent to actively sell our services to prospective customers. We will also spend $10,000 on advertising in appropriate industry publications, including Internet directories, or through other print media, email, mail, fax and telephone campaigns. We may also attend trade shows and events related to shared cash dispensing where we will place appropriate advertisements concerning our services and where we will have the opportunity for personal contact with potential customers and vendors.

     If we receive $50,000 through this offering (25%), we believe that this will be sufficient to satisfy the cash requirements of our present level of operations for the next 12 months. Under such circumstances we would be able to maintain existing operations, pay offering expenses, repay our debt, purchase office equipment and pay office expenses. We would not be able to hire a sales agent or buy advertising, but would instead concentrate on marketing our services through our web-site and referrals. Furthermore, it would be necessary for us to seek additional financing in order to expand our business, buy advertising and acquire ATMs.

     If we receive negligible or no proceeds from this offering, our operations will continue to depend on financing through private placements and loans from our officers and directors. Under such circumstances, we would not be able to hire a sales agent or buy advertising, but would instead concentrate on marketing our services through our web-site and referrals. It would be necessary for us to seek additional financing in order to pay offering expenses, repay debt, develop our business, buy advertising and acquire ATMs.

     Our plan of operations for the next 12 months is to repay debt, develop our customer base, develop our services, purchase ATMs, secure appropriate office space, and develop other revenue sources. The primary source of revenue for our business will be transaction fees charged to users of ATMs operated by our customers or us.

     We are presently able to provide access to the shared cash dispensing network through our service contracts with TNS-Smart Network Inc. and e-Smart Direct Services Inc. We will not be required to make any payments or expenditures in respect of the service contracts until October 10, 2004. At that time, we may be required to obtain another license at an approximate cost of $1,000.

     Our existing operations are limited to providing third parties with access to the Inter-Member Network. At present, Cashbanx is our only customer. Under the terms of our agreement with Cashbanx, we will provide access to the Inter-Member Network for shared cash dispensing transactions, transaction processing and ATM systems management for all ATMs operated by Cashbanx during the next five years. Cashbanx will retain all surcharge fees for its ATMs. For those 18 ATMs in operation on January 31, 2003, we have agreed to pay Cashbanx our portion of Interchange Fees arising from those ATMs. For each ATM put into operation by Cashbanx after January 31, 2003, we will retain our portion of the applicable Interchange Fees. Cashbanx has not put an ATM into operation since January 31, 2003, and therefore we have not earned any revenue from the Cashbanx contract, as yet. There is no obligation on Cashbanx to put additional ATMs into operation and we cannot give any assurance that Cashbanx will ever do so. Our contract with Cashbanx enables us to maintain nominal transaction levels and a good standing with TNS-Smart Network Inc., while simultaneously creating opportunities for growth through an established independent ATM operator and proving our service levels.

     Cashbanx has placed its ATMs in service establishments and high volume retail shopping locations throughout the Greater Vancouver Region that are particularly vulnerable to changes in consumer discretionary spending. We believe that the current weakness of the British Columbia economy is discouraging ATM operators, like Cashbanx, from putting new ATMs into operation. In 2003, the British Columbia economy experienced sub-par growth of 1.2%, largely due to weak export markets, a strong Canadian dollar and a 22% decline in tourism spending resulting from devastating fires in the south-east of the province, the impacts of the SARS outbreaks in Asia and Toronto, and concerns about global insecurity (Source: Bank of Montreal Financial Group). The tourism sector of the British Columbia contributes 4% of the province's GDP and employs 7% of the population (source: BC Ministry of Management Services). Growth of the British Columbia economy is expected to improve to 2.7% in 2004, and match the projected national Canadian average of 3.5% in 2005 (source: Bank of Montreal Financial Group). We believe that Cashbanx is waiting for the growth of the British Columbia economy to recover before expanding operations or making further capital investment.

     We intend to proceed with out business plan, including the operation of ATMs, despite the current weakness of the British Columbia economy. We believe that the British Columbia economy will improve in 2004 and continue throughout 2005. We further believe that as the British Columbia economy improves, demand for ATMs will increase. We have not, however, conducted any studies to determine the demand for ATMs under the prevailing or anticipated economic environment of British Columbia. We can give no assurance that the market for ATMs in British Columbia will improve.

     A secondary source of revenue will be derived from the ownership and operation of ATMs. We intend to operate our own Tidel ATM's in high traffic public locations and in private spaces by arrangements with the owners, for the purpose of generating revenue from transaction fees. As an Indirect Connector, we can operate the ATM's more profitably than independent operators, by retaining the operator's portion of Interchange Fees and all surcharges. The number of ATM's we purchase and operate will depend upon the success of this offering. We intend to purchase from the proceeds of this offering a number of Tidel ATM's, at an aggregate net cost to us of up to $36,000. We will begin purchasing ATM's if we are successful in selling more than 50% (1,000,000) of the offered shares, reaching the maximum number of ATM's at 75% (1,500,000) of the offered shares. We anticipate purchasing further ATM's from earned revenue, debt financing and/or additional offerings during the next 12 months of operations. As such, if we are able to sell 75% of the offered shares, we anticipate that we will be earning both surcharge fees and Interchange Fees from

15 ATMs owned and operated by us within 12 months. If we do not sell 50% of the shares, then we intend to devote our resources to the development of our services and not to the ownership and operation of ATM's

     We plan to earn fees from locating and securing profitable locations for those ATM operators who require assistance in that regard. This service is provided by management and requires no additional capital expenditures. We intend to offer users of this service the choice between a single, up-front fee and a fee calculated as a percentage of revenue earned by the ATM. Generally, fees for location services are $0.04 to $0.05 per transaction.

     We plan to offer the following ancillary services at a premium (see "Description of Business - Ancillary Services").

Hardware Sales. On August 24, 2004, we became authorized distributors of Tidel ATM Models 3100 and 3400 in British Columbia. As a distributor, we are able to sell Tidel ATM's to our customers at prices to be negotiated. Such sales activities will not require any capital expenditure by us. While our pricing arrangements with Tidel Engineering L.P. are confidential, from our experience with the ATM industry we believe that the average acquisition cost of an ATM from a manufacturer is $3,600.

Extended Service Plans. We plan to develop an extended service plan for independent operators. In order to provide this service, we will be required to keep a stock of replacement parts for the ATM equipment that we support. We intend to begin developing the extended service plan once we have completed development of our archive and monitoring services, and then we anticipate that it will take 120 days to complete.

Transaction Records Archive Service. We anticipate the cost of developing our archive services will be approximately $15,000, primarily for software and system design. We expect to finance the development of this service from earned revenue. As such we have not taken any steps beyond the planning stage towards implementing the service. There can be no assurance that we will ever earn sufficient revenue to develop or implement this service. We plan to develop this service once we have earned $35,000 in net revenue, according to the following schedule:

                                  Cost of      Duration of
Development Stage                 Development  Development
                                               Stage
--------------------------------  -----------  ----------
Purchase and installation of      $10,000        30 days
computer hardware, including
one file server, and one
network attached storage device

Purchase and installation of       $2,000        30 days
software, including NAS control
software and OS Data parsing
service

Programming of software,           $3,000        60 days
including scheduling service
and data parsing service

Testing                             Nil          60 days

Making service available for        Nil          30 days
customer use

Terminal Monitoring and Web-based Monitoring. We anticipate the cost of developing our web-based monitoring service will be approximately $20,000, primarily for monitoring software, and hardware for data storage and retrieval. We expect to finance the development of this service from earned revenue. As such we have not taken any steps beyond the planning stage towards implementing the service. There can be no assurance that we will ever earn sufficient revenue to develop or implement this service. We plan to develop this service once we have earned $35,000 in net revenue, according to the following schedule:

                                  Cost of      Duration of
Development Stage                 Development  Development
                                               Stage
--------------------------------  -----------  ----------
Purchase and installation of      $12,000        30 days
hardware, including a file

                                       18

server, authentication server,
web-server and high-bandwidth
internet connection

Purchase and installation of       $3,000        30 days
software, including network and
OS authentication service, web-
server service and data parsing
service

Software programming including     $5,000        60 days
scheduling service, data
parsing service, authentication
service and web-server service

Testing                             nil          60 days

Making service available for        nil          30 days
customer use


Signage.   Our signage services will not be offered until we have earned sufficient revenue to pay for the initial start-up cost of $3,500. Thereafter, the cost of such service will be paid by Customers on a usage basis.

Development Schedule

     We intend to develop our core business of earning fees from ATM transactions, and then to develop the Ancillary Services from the revenue generated by the core business. Accordingly, the proceeds from this offering will be utilized as follows in order to promote our service of providing access to the shared cash dispensing network, and to acquire ATMs that we will own and operate.

                                     2,000,000  1,500,000  1,000,000  500,000
                                     Shares     Shares     Shares     Shares
                                     Sold       Sold       Sold       Sold (1)
                                     ---------  ---------  ---------  ---------

Purchase and Operation of ATMs       $  36,000  $  36,000  $       0  $       0
Marketing Expense (2)                $  30,000  $  20,000  $  10,000  $       0
Sales Staff (3)                      $  72,000  $  36,000  $  36,000  $       0

(1) If we are able to sell only 500,000 shares from this offering, then all proceeds will be used to pay for offering expenses, debt repayment, equipment, office and general expenses.
(2) Marketing expenses include the development of our web-site, print advertising and trade shows.
(3)  The estimated annual salary of a sales professional is $36,000.

     We will not use any of the proceeds from this offering for the development of the Ancillary Services. We plan to develop our Ancillary Services from revenue earned from our core business.

     Our archive services and monitoring services will cost a total of $35,000 and take a total of 210 days to develop. We intend to begin development of both of these services immediately upon earning our first $35,000 of net revenue.

     On August 24, 2004, we became authorized distributors of Tidel ATM Models 3100 and 3400 in British Columbia. This enables us to sell ATM's to our customers. We have not yet sold any ATM's.

     We intend to begin developing the Extended Service Plan once we have completed development of our archive and monitoring services, and then we anticipate that it will take 120 days to complete.

     Our signage services will not be offered until all other ancillary services have been developed.

     We intend to develop our customer base by formulating and implementing a marketing campaign primarily through the Internet, trade shows and print advertising so as to attract new customers (see Description of Business - Marketing and Promotion). We also intend to negotiate referral agreements with ATM manufacturers and distributors. If this offering is successful, we intend to employ two full-time sales agents to actively promote our services to existing and prospective customers, and manufacturers at an annual cost of $36,000 per agent.


     Our business is in the early stages of development and has had no significant operations. Accordingly, we have earned no revenue during the year ended December 3, 2003 and for the nine months ended September 30, 2004. All incurred expenses have been funded by private placements. We are dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require to implement our business plan through the sale of our common stock or otherwise. There is also no assurance that there will be sufficient demand for our services to allow us to operate profitably. There is substantial uncertainty as to whether we can convince a sufficient number of independent ATM operators to use our services, and in particular, to access the shared cash dispensing network through us.


     If we are unable to raise sufficient capital to implement our business plan or if we are unable to generate significant revenue, then the growth of the company will be substantially hindered. In such event, we will likely discontinue or reduce some or all of our sales staff, which would have a substantially deleterious effect upon our ability to promote our business. We may also abandon our ancillary services, if they are not profitable. Notwithstanding an inability to raise sufficient capital or to generate significant revenue, our ability to provide access to the shared cash dispensing network will not be compromised and we will continue to provide services as an Indirect Connector. We will continue to pursue the purchase and operation of ATMs. We will also pursue additional services and products as they become available and feasible.

     On December 20, 2002, we retained Fidelity Services, Inc. ("Fidelity"), a Vancouver based company that employs contract professionals having expertise in the area of corporate planning, business plan development. Under the terms of our agreement, Fidelity provided us with advice with respect to our corporate planning, assisted us in retaining legal and accounting services, and consulted on and assisted in the preparation of our business plan and this registration statement. Fidelity's services also included the design and implementation, but not hosting, of our web-site (www.atmfinancialcorp.com). In full consideration of Fidelity's services, we agreed to pay it the sum of $20,000, of which, $10,000 has been paid. The remaining amount of $10,000 owing to Fidelity Services will be treated as a marketing expense and paid from the proceeds of this offering (see "Use of Proceeds", page 10). Also under the terms of our agreement with Fidelity, we have agreed to repay expenses incurred by Fidelity on our behalf. Fidelity has, at our request, incurred expenses for legal fees relating to this offering in the amount of $9,147. We have not made any payment to Fidelity in respect of any expenses it has incurred for our benefit. We will be repaying Fidelity for these expenses from the proceeds of this offering as an offering expense (see "Use of Proceeds, page 10). We have estimated that the legal fees arising from this offering will be $10,000. We do not anticipate incurring any legal fees in addition to the amount owing to Fidelity.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

                                               Term Period Served as
Name             Position              Age     Director/Officer
---------------  ----------------      ---     ------------------------

Arthur Davis     President, Chief       30     12/30/02 to present
                 Financial Officer,
                 Director

Viktoria Vynnyk  Secretary, Director    24     12/30/02 to present

     Arthur Davis serves as our President and Chief Financial Officer. Mr. Davis has more than nine years of experience in equity and debt finance, and corporate development in a wide range of industries including banking, Internet, manufacturing, natural resources, real estate, retail and software. Mr. Davis began his career with Burns Fry Inc., an investment firm, where he was employed as an investment advisor from 1994 to 1996. From 1996 to 2001, he was the President and a Director of Ayamara Capital Corporation, a privately held consulting firm engaged in the business of consulting and liaison services in connection with corporate finance, and the implementation and completion of corporate development plans, business and financial models. From 2000 to 2001, Mr. Davis was a director of two privately held companies, Prime Play Systems Inc., and WordLogic Corporation (also President). From 2002 onwards, Mr. Davis has been the President and a Director of Highbrook Capital Corporation, a privately held finance corporation. Mr. Davis is also the President and the sole Director of a personal corporation, 624665 B.C. Ltd., which is engaged in the business of consulting and liaison services in connection with corporate finance, and the implementation and completion of corporate development plans, business and financial models. He is a graduate of the University of Kings College in Halifax, Nova Scotia with a Bachelor of Arts in Economics. Mr. Davis also serves as the Chairman of the Board of the Company.

     Neither Highbrook Capital Corporation nor 624665 B.C. Ltd. engage in any business related to the business of ATM Financial Corp., and as such, are not competitors of the registrant.

     Viktoria Vynnyk serves as our Secretary. Since 1999, Ms. Vynnyk has been the President of Viktoria Enterprises Ltd., a Vancouver based finance company that specializes in micro-capital corporations. Prior to her engagement with Viktoria Enterprises Ltd., Ms Vynnyk studied business at Simon Fraser University in Vancouver, British Columbia.

                             EXECUTIVE COMPENSATION

     To date we have no employees other than our officers. Neither our officers nor directors have been paid cash compensation. However, on December 30, 2002, Arthur Davis and Viktoria Vynnyk purchased 2,000,000 shares of common stock at $0.001 per share. Because the current offering price is $0.10 per share and represents 1,000 times Mr. Davis and Ms. Vynnyk's purchase price, the difference may be compensation. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we receive revenue.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have issued Common Stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                 Position
Name             with Company      Shares       Consideration  Date
-------------    --------------    -----------  -------------  -----------------
Arthur Davis     President, Chief  2,000,000        $200       December 30, 2002
                 Financial Officer

Viktoria Vynnyk  Secretary         2,000,000        $200       December 30, 2002

     Mr. Davis and Ms. Vynnyk, who are founders, may be deemed promoters of the Company.

     On April 26, 2004, we issued a promissory note in the amount of $100 to our President, Arthur Davis. The note is payable on demand and accrues no interest. Proceeds from the promissory note were used to pay incidental bank charges.

     On December 30, 2002, we issued a $10,885 promissory note bearing interest at 3% per annum to Viktoria Vynnyk, our Secretary and a Director. The promissory note is due on December 30, 2005, but we anticipate that it will be repaid earlier than the due date from the proceeds of this offering. Proceeds from the promissory note were used to pay incorporation costs of $885, with the remainder being paid to Fidelity Services Ltd. for consulting fees.

     Under the terms of our consulting agreement with Fidelity, we have agreed to repay expenses incurred by Fidelity on our behalf. Fidelity has, at our request, incurred expenses for legal fees relating to this offering in the amount of $9,276. We have not made any payment to Fidelity in respect of any expenses it has incurred for our benefit. We will be repaying Fidelity for these expenses from the proceeds of this offering as an offering expense (see "Use of Proceeds," page 10). We have estimated that the legal fees arising from this offering will be $10,000. We do not anticipate incurring any legal fees in addition to the amount owing to Fidelity.


     On December 29, 2002, we purchased the service contracts that enable us to provide access to the shared cash dispensing network from 624665 B.C. Ltd. for the sum of $1,000 paid in the form a promissory note bearing interest at 3% per annum and due December 22, 2005. The amount we paid for the service contracts was determined by Thomas Mills, Barrister & Solicitor, to be equal to the price paid by 624665 B.C. Ltd. to obtain them from TNS-Smart Network and e-Smart Direct Services. Mr. Mills was the sole director and officer of our company from inception on December 18, 2002, until December 30, 2002. Mr. Mills resigned as a director and officer of our company after executing the purchase of the service contracts on behalf of our company. Mr. Davis was appointed as a director, President and Treasurer in his stead. 624665 B.C. Ltd. is controlled and owned by Arthur Davis, our President and a Director. The amount owing to 624665 B.C. Ltd. was offset against the $200 owed by Mr. Davis for his stock in the Company.

     On April 1, 2003, we entered into an agreement with our President, Arthur Davis, under which he sub-leases us 200 square feet of office space in the financial district of downtown Vancouver. The term of the sub-lease is for a period of 12 months. Under the terms of the sublease, ATM Financial Corp. is to pay Mr. Davis $950 per month, inclusive of phone, fax, photocopy and secretarial costs. Mr. Davis leases the premises from an unrelated multinational property management company at the rate of $1,625 per month, plus telephone, fax, photocopy and secretarial costs. The rent payable by ATM Financial Corp. is 59% of the rent payable under an arm's length transaction for similar premises, and was arbitrarily determined by the directors of ATM Financial Corp. to be fair.

     Mr. Mills was retained and paid legal fees in the amount of $5,000 by Fidelity Services Ltd. for assisting us with the preparation of this registration statement. The legal fees paid to Mr. Mills were incurred by Fidelity Services Ltd. as an expense that is to be repaid by ATM Financial Corp. from the proceeds of this offering as an offering expense.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     As of December 1, 2004, the following table sets forth information known by our management regarding beneficial ownership of our common stock at the date of this prospectus by: each person known by us to own, directly or beneficially, more than 5 percent of our common stock; each of our executive officers and directors; and, all of our officers and directors as a group.


     Except as otherwise indicated, our management believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.


Name                                              Number of Shares     Percent
-----------------------------------------------   ------------------   -------
Arthur Davis                                      2,000,000                50%
Viktoria Vynnyk                                   2,000,000                50%
Directors and officers as a group (two persons)   4,000,000               100%


The address for all officers and directors is 3400-666 Burrard Street, Vancouver, British Columbia, Canada, V6C 2X8.

                              PLAN OF DISTRIBUTION

     Currently, we plan to sell our Common Stock through Arthur Davis, who is our President and Chief Financial Officer. Mr. Davis will sell our shares of Common Stock at a price of $0.10 per share for the duration of the offering, outside the United States to residents of Canada and Europe. Mr. Davis will not receive any commission from the sale of any Common Stock. Mr. Davis will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions are as follows:

* The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of her participation;

* The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

* The person is not, at the time of their participation, an associated person of a broker-dealer; and

* The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act in that she (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and
  (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling and offering of securities for any Issuer more than once every twelve
  (12) months other than in reliance on paragraphs (a)(4)(i) or (a) (4) (iii) of the Exchange Act.

     Mr. Davis is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Davis is and will continue to be one of our officers and directors at the end of the offering and, during the last twelve months, he has not been and is not currently a broker-dealer nor associated with a broker-dealer. Mr. Davis will not participate in selling or offering securities for any issuer more than once every twelve months.

     We will be conducting our offering of Common Stock to residents of Canada and Europe.

                          DESCRIPTION OF THE SECURITIES

     We are currently authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of Common Stock do not have cumulative voting rights

     Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.

     Our Articles of Incorporation do not provide for the issuance of any other securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Article Twelfth of our Articles of Incorporation provides, among other things, that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered by us will be passed upon by the law firm of Bartel Eng & Schroder, Sacramento, California.

                                     EXPERTS

     Our balance sheet as of December 31, 2003, and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders' equity for the period December 18, 2002 (date of inception) to December 31, 2003, have been included herein in reliance on the report of Morgan & Company, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

     You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ATM Financial Corp., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                               ATM Financial Corp.


                                                                          Pages


FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTH PERIODS ENDED
SEPTEMBER 30, 2004 (UNAUDITED)

Balance Sheet..........................................................     F-2
Statement of Operations and Deficit....................................     F-3
Statement of Cash Flows................................................     F-4
Notes to Financial Statements......................................F-5 thru F-6


FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

Report of Independent Auditors..........................................    F-7
Balance Sheet...........................................................    F-8
Statement of Operations and Deficit.....................................    F-9
Statement of Cash Flows.................................................   F-10
Statement of Stockholders Equity........................................   F-11
Notes to Financial Statements....................................F-12 thru F-16

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)
=============================================================================
                                          SEPTEMBER 30     DECEMBER 31
                                                  2004            2003
-----------------------------------------------------------------------------
ASSETS

Current
   Cash                                   $         60     $        13
                                          -----------------------------------

LIABILITIES

Current
   Accounts payable                       $     43,840     $    32,484

Notes Payable To Related Parties (Note 3)       13,435          13,335
                                          -----------------------------------
                                                57,275          45,819
                                          -----------------------------------
SHAREHOLDERS' DEFICIENCY

Share Capital
   Authorized:
     100,000,000 common shares,
       par value $0.0001 per share
   Issued and outstanding:
      4,000,000 common shares                      400             400

Deficit Accumulated During The                (57,615)        (46,206)
   Development Stage                      -----------------------------------
                                              (57,215)        (45,806)
                                          -----------------------------------
                                          $         60     $        13
=============================================================================

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                       STATEMENT OF OPERATIONS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)
=============================================================================
                                                                  PERIOD FROM
                                                                    INCEPTION
                                                                  DECEMBER 18,
                        THREE MONTHS ENDED    NINE MONTHS ENDED       2002 TO
                           SEPTEMBER 30          SEPTMEBER 30    SEPTEMBER 30,
                          2004       2003      2004       2003           2004
-----------------------------------------------------------------------------
Expenses
  Consulting           $     -   $      -    $      -   $      -   $   20,000
  Interest                 125        100         355        294          750
  License payment            -          -           -          -        1,000
  Office and sundry         32          -          32          -        1,973
  Professional Fees        337      1,000       2,472     10,269       16,792
  Rent                   2,850      2,850       8,550      5,700       17,100
                        -----------------------------------------------------
                         3,604      3,950      11,409     16,263    $  57,615
                        -----------------------------------------------------
Net Loss
   For The Period       (3,604)    (3,950)    (11,409)   (16,263)   $ (57,615)
                        =====================================================

Basic And Diluted
   Loss Per Share      $ (0.00)  $  (0.00)  $   (0.00) $   (0.00)
                       =========================================
Weighted Average
   Number of Common
   Shares
   Outstanding       4,000,000  4,000,000   4,000,000  4,000,000
                     ===========================================

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)
================================================================================
                                                                    PERIOD FROM
                                                                      INCEPTION
                                                                    DECEMBER 18
                                                NINE MONTHS ENDED       2002 TO
                                                   SEPTEMBER 30    SEPTEMBER 30
                                                 2004       2003           2004
                                             ----------------------------------
Operating Activities
  Loss for the period                        $(11,409)  $(16,263)     $ (57,615)

Adjustments To Reconcile Loss
  To Net Cash Used By Operating Activities
    Accounts payable                           11,356      4,613         43,840
                                             ----------------------------------
                                                  (53)   (11,650)       (13,775)
                                             ----------------------------------
Financing Activities
  Common stock issued                               -          -            400
  Notes payable to related parties                100     11,650         13,435
                                             ----------------------------------
                                                  100     11,650         13,835
                                             ----------------------------------
Increase In Cash                                               -             60

Cash, Beginning Of Period                                      -              -
                                             ----------------------------------
Cash, End Of Period                          $           $     -       $     60
                                             ==================================

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


                              SEPTEMBER 30, 2004

                                  (Unaudited)
                            (Stated in U.S. Dollars)

1.   BASIS OF PRESENTATION


The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary for fair presentation of financial position, results of operations and cash flows for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the SEC. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The statements of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2003.


The financial statements have been prepared on a going concern basis, which contemplated the realization of assets and satisfaction of liabilities in the normal course of business. Recurring losses from operations and operating cash constraints are potential factors, which, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The independent auditors' report on the December 31, 2003 financial statements stated the Company's "dependence on outside financing, lack of sufficient working capital and continuing losses from operations raise substantial doubt about the Company's ability to continue as a going concern". These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements do not include adjustments relating to recoverability and classification of recorded assets amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and, ultimately, to attain profitable operations.

2.   ORGANIZATION AND BUSINESS

The Company was incorporated in the state of Nevada, U.S.A., on December 18, 2002.

ATM FINANCIAL CORP.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


                              SEPTEMBER 30, 2004

                                  (Unaudited)
                            (Stated in U.S. Dollars)

2. ORGANIZATION AND BUSINESS (Continued)

The Company plans to deliver gateway services to automated teller machines owned by independent system operators outside the financial services industry. The Company has secured the rights to a license to provide these services and is seeking contracts with operators to provide gateway services for their machines.
--------------------------------------------------------------------------------

3.   NOTES PAYABLE TO RELATED PARTIES

                                                             2004       2003
                                                         --------   --------

Promissory note payable to a director.  The note is
  repayable on demand, and bears no interest.             $   100          -


 Promissory note payable to a director.  The note is
  repayable on December 30, 2005, and bears interest      $10,885    $10,885
  of 3% per annum, payable at the time of repayment.

 Promissory note payable to a director.  The note is
  repayable on February 20, 2006, and bears interest        1,650      1,650
  of 3% per annum, payable at the time of repayment.

 Promissory note payable to a company controlled by a
  common director.  The note is repayable on December
  22, 2005, and bears interest of 3% per annum,               800        800
  payable at the time of repayment.                      --------   --------
                                                          $13,435    $13,335
                                                         ========   ========

                                AUDITORS' REPORT


To the Shareholders and Directors
ATM Financial Corp.
(A Development Stage Company)



We have audited the balance sheets of ATM Financial Corp. (a development stage company) as at December 31, 2003 and 2002, and the statements of operations, cash flows, and stockholders' deficiency for the years ended December 31, 2003 and 2002, for the period from December 18, 2002 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations, cash flows, and changes in stockholders deficiency for the years ended December 31, 2003 and 2002, and for the period from December 18, 2002 (date of inception) to December 31, 2003 in accordance with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and net cash outflows from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                      "Morgan & Company"
May 20, 2004                                     Chartered Accountants

Tel: (604) 687-5841          Member of            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075            ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                 Vancouver, B.C. V7Y 1A1

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)

                                                           December 31
                                                        2003        2002
                                                     ----------  ----------

ASSETS

Current
  Cash                                               $       13  $        -
                                                     ----------  ----------

LIABILITIES

Current
  Accounts payable                                   $   32,484  $   19,905

Notes Payable To Related Parties (Note 3)                13,335       1,685
                                                     ----------  ----------
                                                     $   45,819      21,590

SHAREHOLDERS' DEFICIENCY

Share Capital
  Authorized:
    100,000,000 common shares, par value $0.0001 per share
  Issued and outstanding:
    4,000,000 common shares at December 31, 2002           400          400

Deficit Accumulated During The Development Stage       (46,206)     (21,990)
                                                     ----------  ----------
                                                     $ (45,806)     (21,590)
                                                     ----------  ----------
                                                     $      13   $        -
                                                     ==========  ==========

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                           STATEMENT OF OPERATIONS

                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------
                                                    PERIOD FROM      PERIOD FROM
                                                      INCEPTION        INCEPTION
                                          YEAR      DECEMBER 18      DECEMBER 18
                                         ENDED          2002 TO          2002 TO
                                   DECEMBER 31      DECEMBER 31      DECEMBER 31
                                          2003             2002             2003
                                  ------------     ------------     ------------
Expenses
  Consulting                      $          -     $     20,000     $     20,000
  Interest                                 395                -              395
  License payment                            -            1,000            1,000
  Office and sundry                        951              990            1,941
  Professional fees                     14,320                -           14,320
  Rent                                   8,550                -            8,550
                                  ------------     ------------     ------------
                                        24,216           21,990           46,206
                                  ------------     ------------     ------------
Loss For The Period               $   (24,216)     $   (21,990)     $   (46,206)
                                  ============     ============     ============
Basic And Diluted Loss Per Share  $      (0.01)     $     (0.04)
                                  ============     ============
Weighted Average Number Of Common
  Shares Outstanding              $  4,000,000     $    615,385
                                  ============     ============

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------
                                                    PERIOD FROM      PERIOD FROM
                                                      INCEPTION        INCEPTION
                                          YEAR      DECEMBER 18      DECEMBER 18
                                         ENDED          2002 TO          2002 TO
                                   DECEMBER 31      DECEMBER 31      DECEMBER 31
                                          2003             2002             2003
                                  ------------     ------------     ------------

Operating Activities
  Loss for the period             $   (24,216)     $   (21,990)     $   (46,206)
Adjustments To Reconcile Loss To
Net Cash Used By
Operating Activities
  Accounts payable                      12,579           19,905           32,484
                                  ------------     ------------     ------------
                                      (11,637)          (2,085)         (13,722)
                                  ------------     ------------     ------------
Financing Activities
  Common stock issued                        -              400              400
  Notes payable to related parties      11,650            1,685           13,335
                                  ------------     ------------     ------------
                                        11,650            2,085           13,735
                                  ------------     ------------     ------------
Increase In Cash                            13                -               13
Cash, Beginning Of Period                    -                -                -
Cash, End Of Period               $         13     $          -     $         13
                                  ============     ============     ============

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS DEFICIENCY
                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------
                              COMMON STOCK        ADDITIONAL
                           ------------------        PAID IN   DEFICIT     TOTAL
                            Number      Amount       CAPITAL
                              of
                            Shares
--------------------------------------------------------------------------------
Shares issued for cash    4,000,000    $   400             -         -       400
at $0.0001

Loss for the period               -          -             -  (21,990)  (21,990)
--------------------------------------------------------------------------------
Balance, December 2002    4,000,000        400             -  (21,990)  (21,590)
--------------------------------------------------------------------------------
Loss for the Year                 -          -             -  (24,216)  (24,216)

Balance, December 2003    4,000,000        400             -  (46,206)  (45,806)
================================================================================

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

     a) Organization

        The Company was incorporated in the state of Nevada, USA, on December 18, 2002.

     b) Development Stage Activities and Going Concern

        The Company plans to deliver gateway services to automated teller machines owned by independent system operators outside the financial services industry. The Company has secured the rights to a license to provide these services and is seeking contracts with operators to provide gateway services for their machines.

        Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through common stock issuances and related party loans in order to meet its strategic objectives. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options, including a public offering of securities. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a) Development Stage Company

        The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     b) Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     c) Financial Instruments

        The Company's financial instruments consist of cash, accounts payable, and notes payable to related parties.

        Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     d) Foreign Currency Translation

        The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

        i)   monetary items at the rate prevailing at the balance sheet date;
        ii)  non-monetary items at the historical exchange rate;
        iii) revenue and expense at the average rate in effect during the applicable accounting period

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     e) Income Taxes

        The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     f) Stock Based Compensation

        The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

     g) Basic and Diluted Loss Per Share

        In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

                               ATM FINANCIAL CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                            (Stated in U.S. Dollars)

3.   NOTES PAYABLE TO RELATED PARTIES

                                                             2003       2002
                                                          -------    -------
 Promissory note payable to a director.  The note is
  repayable on December 30, 2005, and bears interest $10,885 $ 885 of 3% per annum, payable at the time of repayment.

 Promissory note payable to a director.  The note is
  repayable on February 20, 2006, and bears interest        1,650          -
  of 3% per annum, payable at the time of repayment.

 Promissory note payable to a company controlled by a
  common director.  The note is repayable on December
  22, 2005, and bears interest of 3% per annum,               800        800
  payable at the time of repayment.                      --------   --------

                                                          $13,335    $ 1,685
                                                         ========   ========

4.   INCOME TAX


     A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

                                                             2003       2002
                                                          -------    -------
     Loss for the Period                                 $(24,216)  $(21,990)

     Statutory tax rate                                       35%        35%
                                                          -------    -------
     Expected income tax provision                         (8,476)    (7,697)

     Unrecognized tax losses                                8,476      7,697
                                                         --------   --------

                                                          $     -   $      -
                                                         ========   ========

     Significant components of deferred income tax assets are as follows:

                                                             2003        2002
                                                         --------    --------
     Operating loss                                      $ 16,172    $ 13,041

     Valuation Allowance                                 $(16,172)   $(13,041)
                                                         --------    --------

                                                         $      -    $      -
                                                         ========    ========


     The Company has losses carryforward totaling $46,206 which will expire as follows:

                                 2022     $ 21,990
                                 2022     $ 24,216

                                2,000,000 Shares

                               ATM Financial Corp.

                                  Common Stock

                                  ____________
                                   PROSPECTUS


Until _________, 2005, 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation limit liability of our Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.   Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

                                        Amount (1)
                                        --------
SEC Registration fee                    $     20
Blue Sky fees and expenses              $  2,500
Printing and shipping expenses          $  1,000
Accounting fees and expenses            $  3,000
Legal fees                              $ 10,000
Transfer and Miscellaneous expenses     $  3,450
                                        --------
Total (1)                               $ 20,000

(1)  All expenses, except SEC registration fees, are estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On December 29, 2002, 2,000,000 restricted common shares were issued to our President, Chief Financial Officer and Director, Arthur Davis, in exchange for cash of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

     On December 29, 2002, 2,000,000 restricted common shares were issued to our Secretary and Director, Viktoria Vynnyk, in exchange for cash of $200. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 27.  Exhibits

Exhibit no.    Document
-----------    -----------------------------------------------
 3.1           Articles of Incorporation (1)
 3.2           By laws (1)
 5.1           Legal opinion (2)
10.1           Promissory Note Dated December 30, 2002 (1)
10.2           TNS-Smart Network Service Bureau Agreement between TNS Smart
               Network Inc. and 624665 B.C. Ltd., dated October 10, 2001(1)
10.3           e-Smart Processing Agreement Agreement between e-Smart Direct
               Services Inc. and 624665 B.C. Ltd., dated October 10, 2001 (1)
10.4           Consulting Agreement between Fidelity Services, Ltd. and ATM
               Financial Corp., dated December 20, 2004 (4)
10.5           Lease Agreement between Arthur Davis and ATM Financial Corp., dated April 1, 2003 (2)
10.6           Retail Terminal Processing Agreement between Cashbanx and ATM
               Financial Corp., dated February 1, 2003 (3)
10.7           Distribution Agreement between Tidel Engineering, L.P., and ATM
               Financial Corp., dated August 24, 2004 (portion omitted and filed separately pursuant to a request for confidential
               treatment)
23.1           Consent of Accountant
23.2           Consent of Counsel (contained in Exhibit 5.1) (2)
99.1           Specimen Subscription Agreement (2)

(1) Previously filed with ATM's initial registration statement on Form SB-2, filed with the SEC on March 7, 2003.
(2) Previously filed with ATM's amended registration statement on Form SB-2/A, filed with the SEC on July 14, 2003.
(3) Previously filed with ATM's amended registration statement on Form SB-2/A, filed with the SEC on October 2, 2003
(4) Previously filed with ATM's amended registration statement on Form SB-2/A, filed with the SEC on November 17, 2003

Item 28.  Undertakings.

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     The undersigned registrant hereby undertakes to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ATM Financial Corp. pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Pre Effective Amendment No. 1 to on Form SB-2 Registration Statement and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on December 6, 2004.



                              ATM FINANCIAL CORP.



                                   /s/ Arthur Davis
                              By:  Arthur Davis, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated:




Date:  December 6, 2004            /s/ Arthur Davis

                              By:  Arthur Davis
                                   President and Chief Financial Officer,
                                   Director
                                   (Principal Executive, Financial and
                                   Accounting Officer)




Date:  December 6, 2004            /s/ Viktoria Vynnyk

                              By:  Viktoria Vynnyk
                                   Secretary, Director


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